UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 26, 2002

Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 5. Other Events

On April 26, 2002, Peoples Energy Corporation issued a press release announcing modified guidance for fiscal year 2002. A complete copy of the press release has been submitted in a separate Form 8-K as a disclosure under Regulation FD. This Form 8-K only contains certain forward-looking information that was disclosed in the press release.

Outlook

"We are reducing the range of our earnings estimate to $2.70 to $2.80 per diluted share from the previous range of $2.75 to $2.90 per diluted share," Terry said. "The primary reason for the change in the fiscal 2002 outlook was an expectation of lower than planned investments in Oil and Gas, which reflects our disciplined approach to risk and acquisitions."

Forward-Looking Information. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as management's forecast of financial results. Actual results could differ materially from such expectations because of many uncertainties, including, but not limited to: weather-related energy demands; the company's success in identifying diversified energy opportunities on financially acceptable terms and generating earnings within a reasonable time; adverse resolution of material litigation; general U.S. and Illinois economic conditions; business and competitive conditions resulting from deregulation and consolidation of the energy industry; the timing and extent of changes in interest rates and energy commodity prices, including but not limited to the effect of unusually high gas prices on cost of gas supplies, accounts receivable and the provision for uncollectible accounts, and interest expense; drilling risks and the inherent uncertainty of gas and oil reserve estimates; regulatory developments in the U.S., Illinois and other states where Peoples Energy does business; and terrorist activities. Some of the uncertainties that may affect future results are discussed in more detail in Peoples Energy's filings under the Securities Exchange Act of 1934. All forward-looking statements included in this press release are based upon information presently available, and Peoples Energy assumes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

April 26, 2002	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Senior Vice President, Chief Financial Officer and Treasurer